Exhibit (n)(1)(d)

AMENDED & RESTATED SCHEDULE A

to

MANNING & NAPIER FUND, INC.

Amended and Restated Rule 18f-3 Multiple Class Plan

May 4, 2010

FUND	SHARE CLASS
	S	I	K	R	C	A	B	Z	D	E
Target Income Series		X	X	X	X
Target 2010 Series		X	X	X	X
Target 2020 Series		X	X	X	X
Target 2030 Series		X	X	X	X
Target 2040 Series		X	X	X	X
Target 2050 Series		X	X	X	X
Pro-Blend Conservative Term Series	X	X		X	X			X		X
Pro-Blend Moderate Term Series	X	X		X	X			X		X
Pro-Blend Extended Term Series	X	X		X	X			X		X
Pro-Blend Maximum Term Series	X	X		X	X			X		X
Tax Managed Series						X	X	X	X	X
Small Cap Series						X	X	X	X	X
World Opportunities Series						X	X	X	X	X
International Series						X
New York Tax Exempt Series						X
Ohio Tax Exempt Series						X
Diversified Tax Exempt Series						X
Life Sciences Series						X
Global Fixed Income Series						X
Technology Series						X
High Yield Bond Series						X
Overseas Series						X
Equity Series						X
Core Bond Series						X
Core Bond Plus Series						X
Financial Services Series						X
Dividend Focus Series						X
Real Estate Series						X